Exhibit 99.1

Contact:

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	sbell@fbvirginia.com

News Release
April 30, 2015

First National Corporation Announces Completion of Six Branch Acquisition and First Quarter Earnings

Strasburg, Virginia (April 30, 2015) --- First National Corporation (the “Company”) (OTCQB: FXNC), the parent company of First Bank (the “Bank”), announced the completion of the acquisition of certain assets and the assumption of $188 million in deposit liabilities from six branch banking operations of Bank of America on April 17, 2015.  The Company also reported earnings for the first quarter of 2015.  Net income for the quarter totaled $544 thousand, and earnings per basic and diluted share totaled $0.04 for the three months ended March 31, 2015.  Earnings for the quarter included the impact of one-time acquisition expenses, as well as increased expenses related to higher staffing levels to support the 35% balance sheet expansion.

Operating Highlights for the First Quarter

•	Loans increased by $20.1 million during the quarter, largest increase in five years.
•	Net interest income increased by 5% to $4.6 million
•	Net interest margin increased to 3.96%
•	Nonperforming assets decreased by 38%
•	Return on average assets was 0.43%
•	Book value per common share increased from $9.17 to $9.31 during the quarter

“During the first quarter, our banking company made significant strides executing on our strategy to build a regional bank that serves small and mid-sized communities in Virginia that value personal service combined with technology driven delivery systems,” said Scott C. Harvard, President and CEO of the Company and the Bank. Harvard continued, “We have successfully added commercial lenders across the system, resulting in more loan growth than we have seen in years. The mortgage division began to achieve higher production levels during the period and we plan to leverage the recent acquisition by integrating First Mortgage with the new branch network. We are pleased with the progress and prospects for First Bank and First National Corporation.”

First Quarter Earnings

Net income totaled $544 thousand for the first quarter of 2015 compared to $1.1 million for the same period of 2014.  The return on average assets was 0.43% for the quarter compared to 0.88% for the same quarter one year ago, and the return on average equity was 3.67% compared to 8.53%.  Net income was impacted by one-time acquisition expenses that totaled $419 thousand, as well as increased expenses from higher staffing levels needed to support the growth strategy of the Company and the larger balance sheet after the acquisition.

Net interest income increased $206 thousand to $4.6 million for the first quarter compared to $4.4 million for the same period one year ago, which was driven by loan balances that were $39.0 million higher than one year ago.  The Bank exceeded its loan growth plans, which resulted in a 24 basis point increase in its net interest margin to 3.96%, compared to 3.72% for the same period of 2014.  The higher net interest income and net interest margin was a direct result of increased production and growth of the Bank’s loan portfolio.  Noninterest income totaled $1.6 million for the period and was supported by continued revenue growth from the Bank’s Wealth Management division.

Noninterest expense increased to $5.5 million for the quarter compared to $4.6 million for the same period in the prior year.  The additional expenses were primarily a result of the execution of the Company’s growth strategy, which included the expansion of its banking franchise into new markets and the creation of new business lines to increase and diversify revenue.  Over the last twelve months, the Bank began diversifying revenue through the creation and operation of the First Mortgage division, with new office locations opened in the Cities of Harrisonburg and Staunton, Virginia.  The Bank also recently expanded into new markets through the purchase of six bank branch operations located throughout the Shenandoah Valley and the central Virginia regions.  Acquisition expenses related to the branch expansion totaled $419 thousand during the three months ended March 31, 2015, which included costs for supplies, data processing and postage.  In addition to these one-time costs, salaries and employee benefit costs increased as it expanded staffing levels before completion of the branch acquisition to accommodate the larger balance sheet and organization.

The Bank did not record a provision for or recovery of loan losses during the first quarter, which resulted in a total allowance for loan losses of $6.8 million, or 1.70% of total loans, at March 31, 2015.  Although total loans increased by $20.1 million during the quarter, no provision for loan loss was required as the general reserve requirement of the allowance for loan losses decreased and the Bank experienced net loan recoveries during the period.  This compared to a recovery of loan losses of $200 thousand and an allowance for loan losses of $10.3 million, or 2.86% of total loans, at the end of the same quarter in 2014.

Balance Sheet

Assets increased by $12.2 million to $530.4 million at March 31, 2015.  Gross loans increased by $20.1 million to $398.5 million during the quarter, which represented over 21% annualized growth.  Loan balances grew faster in the first quarter of 2015 than any other quarter over the last five years.  Growth of the loan portfolio was led by residential real estate loans that increased $9.1 million, followed by multi-family and commercial real estate loans that increased by $7.2 million. Securities increased $7.6 million, or 9%, to $90.9 million.  The Company’s interest-bearing deposits in correspondent banks decreased while loan and securities balances increased. This favorable change in the earning asset mix of the balance sheet supported the net interest margin of 3.96%.

Total deposits decreased by $5.6 million to $438.8 million at March 31, 2015.  Noninterest-bearing demand deposits increased $4.9 million, while savings and interest-bearing demand deposits and time deposits decreased $5.7 million and $4.8 million, respectively, during the first quarter. The decrease in certain deposit categories during the quarter resulted from strategic balance sheet decisions in anticipation of the branch acquisition.  Time deposit balances, the deposit category with the highest cost of funds, was allowed to continue decreasing with the expectation that the branch acquisition would allow the Bank to further improve its funding mix and lower its costs of funds.  The Bank temporarily increased other borrowings to $15.0 million to support asset growth and the decrease in time deposits during the quarter, until completion of the branch acquisition.  As a result of the changes in the funding mix, the Company experienced a lower cost of funds from higher levels of non-interest bearing deposits and other borrowings, and lower levels of time deposits when compared to the most recent linked quarter end period. These favorable changes in the funding mix also supported the net interest margin during the quarter.

Capital and Asset Quality

Asset quality continued to improve as substandard loans decreased by $6.2 million or 28%, to $15.7 million at the end of the first quarter compared to $21.9 million for the same quarter one year ago.  Nonperforming assets, which includes other real estate owned, decreased 38% to $9.1 million at March 31, 2015 compared to $14.7 million one year ago.  Other real estate owned decreased to $1.9 million from $3.0 million for the same period one year ago.

Total shareholders’ equity increased $5.3 million to $60.3 million at March 31, 2015, compared to $55.0 million one year ago.  The book value per common share was $9.31 at the end of the first quarter. All regulatory capital ratios were higher than the same period one year ago. The total risk-based capital ratio was 19.50% at March 31, 2015.

About the Company

First National Corporation, headquartered in Strasburg, Virginia, is the bank holding company of First Bank, a community bank that first opened for business in 1907.  The Bank offers loan, deposit, and wealth management products and services from 18 office locations located throughout the Shenandoah Valley and central regions of Virginia. Banking services are also accessed from the Bank’s website, www.fbvirginia.com, and from a network of ATMs located throughout its market area.  The Bank operates divisions under the names First Mortgage and First Bank Wealth Management.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
Income Statement	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Interest income
Interest and fees on loans	$ 4,540	$ 4,623	$ 4,536	$ 4,403	$ 4,215
Interest on deposits in banks	5	5	3	14	16
Interest on securities available for sale	422	566	622	657	657
Dividends on restricted securities	21	20	20	21	21
Total interest income	$ 4,988	$ 5,214	$ 5,181	$ 5,095	$ 4,909

Interest expense
Interest on deposits	$ 300	$ 327	$ 343	$ 372	$ 400
Interest on federal funds purchased	1	1	2	-	-
Interest on trust preferred capital notes	54	55	55	54	54
Interest on other borrowings	1	26	30	30	29
Total interest expense	$ 356	$ 409	$ 430	$ 456	$ 483

Net interest income	$ 4,632	$ 4,805	$ 4,751	$ 4,639	$ 4,426
Recovery of loan losses	-	(3,150)	(100)	(400)	(200)
Net interest income after recovery of loan losses	$ 4,632	$ 7,955	$ 4,851	$ 5,039	$ 4,626

Noninterest income
Service charges on deposit accounts	$ 547	$ 644	$ 655	$ 643	$ 630
ATM and check card fees	349	352	367	365	335
Wealth management fees	503	465	494	472	484
Fees for other customer services	107	90	94	126	87
Income from bank owned life insurance	75	101	103	89	74
Net gains on sale of loans	55	23	-	-	-
Net gains (losses) on sale of securities	(52)	765	(91)	22	-
Other operating income	7	9	32	8	6
Total noninterest income	$ 1,591	$ 2,449	$ 1,654	$ 1,725	$ 1,616

Noninterest expense
Salaries and employee benefits	$ 3,125	$ 2,855	$ 2,668	$ 2,554	$ 2,509
Occupancy	317	315	303	278	315
Equipment	281	293	299	295	304
Marketing	97	77	114	126	109
Stationery and supplies Legal and professional fees	345 212	75 320	84 250	94 247	80 202
ATM and check card fees	155	168	167	163	163
FDIC assessment	67	70	90	122	172
Bank franchise tax	122	105	106	105	94
Telecommunications expense	85	81	75	73	71
Data processing expense	187	140	129	134	115
Other real estate owned, net	(36)	(151)	(23)	(70)	31
Net loss on disposal of premises and equipment	-	-	-	-	2
Other operating expense	530	523	491	427	446
Total noninterest expense	$ 5,487	$ 4,871	$ 4,753	$ 4,548	$ 4,613

Income before income taxes	$ 736	$ 5,533	$ 1,752	$ 2,216	$ 1,629
Income tax expense	192	1,837	505	674	483
Net income	$ 544	$ 3,696	$ 1,247	$ 1,542	$ 1,146
Effective dividend and accretion on preferred stock	329	328	329	261	220
Net income available to common shareholders	$ 215	$ 3,368	$ 918	$ 1,281	$ 926

Common Share and Per Common Share Data
Net income, basic	$ 0.04	$ 0.68	$ 0.19	$ 0.26	$ 0.19
Weighted average shares, basic	4,906,981	4,903,748	4,902,716	4,901,599	4,901,464
Net income, diluted	$ 0.04	$ 0.68	$ 0.19	$ 0.26	$ 0.19
Weighted average shares, diluted	4,911,044	4,903,748	4,902,716	4,901,599	4,901,464
Shares outstanding at period end	4,909,714	4,904,577	4,903,612	4,902,582	4,901,464
Book value at period end	$ 9.31	$ 9.17	$ 8.77	$ 8.58	$ 8.24
Cash dividends	$ 0.025	$ 0.025	$ 0.025	$ 0.025	$ -

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Key Performance Ratios
Return on average assets	0.43%	2.81%	0.95%	1.16%	0.88%
Return on average equity	3.67%	25.03%	8.64%	11.05%	8.53%
Net interest margin	3.96%	3.96%	3.92%	3.81%	3.72%
Efficiency ratio (1)	87.20%	76.61%	72.74%	71.94%	74.87%

Average Balances
Average assets	$ 516,260	$ 521,889	$ 521,622	$ 531,250	$ 525,304
Average earning assets	480,490	487,591	487,541	496,304	490,521
Average shareholders’ equity	60,040	58,583	57,217	55,965	54,427

Asset Quality
Loan charge-offs	$ 113	$ 80	$ 302	$ 306	$ 239
Loan recoveries	165	231	112	429	79
Net charge-offs (recoveries)	(52)	(151)	190	(123)	160
Non-accrual loans	7,170	8,000	8,673	11,221	11,696
Other real estate owned, net	1,949	1,888	1,807	2,221	2,992
Nonperforming assets	9,119	9,888	10,480	13,443	14,688
Loans over 90 days past due, still accruing	71	-	2,148	325	111
Troubled debt restructurings, accruing	782	790	796	978	986
Special mention loans	22,550	23,259	18,411	19,807	20,606
Substandard loans, accruing	15,741	15,792	20,088	20,315	21,917
Doubtful loans	-	-	-	-	-

Capital Ratios
Total capital	$ 75,363	$ 75,045	$ 71,084	$ 69,455	$ 67,687
Tier 1 capital	70,509	70,312	66,325	64,732	63,041
Common equity tier 1 capital	46,635	46,438	42,451	40,858	39,167
Total capital to risk-weighted assets	19.50%	19.93%	18.92%	18.64%	18.49%
Tier 1 capital to risk-weighted assets	18.25%	18.67%	17.65%	17.38%	17.22%
Common equity tier 1 capital to risk-weighted assets	12.07%	12.33%	11.30%	10.97%	10.70%
Leverage ratio	13.66%	13.47%	12.74%	12.22%	12.05%

Balance Sheet
Cash and due from banks	$ 7,529	$ 6,043	$ 6,862	$ 6,587	$ 7,106
Interest-bearing deposits in banks	1,645	18,802	3,885	12,735	27,017
Securities available for sale, at fair value	90,855	83,292	104,710	108,884	110,561
Restricted securities, at cost	1,999	1,366	1,636	1,636	1,636
Loans held for sale	-	328	181	-	-
Loans, net of allowance for loan losses	391,746	371,692	364,974	357,484	349,250
Other real estate owned, net of valuation allowance	1,949	1,888	1,807	2,221	2,992
Premises and equipment, net	16,298	16,126	16,175	16,305	16,470
Accrued interest receivable	1,256	1,261	1,327	1,258	1,305
Bank owned life insurance	11,431	11,357	11,244	11,141	11,052
Other assets	5,701	6,010	6,609	7,072	7,206
Total assets	$ 530,409	$ 518,165	$ 519,410	$ 525,323	$ 534,595

Noninterest-bearing demand deposits	$ 109,927	$ 104,986	$ 103,019	$ 99,396	$ 101,813
Savings and interest-bearing demand deposits	231,885	237,618	224,655	235,929	239,725
Time deposits	96,974	101,734	111,245	115,873	120,151
Total deposits	$ 438,786	$ 444,338	$ 438,919	$ 451,198	$ 461,689
Federal funds purchased	1,955	52	5,325	-	-
Other borrowings	15,020	26	6,033	6,039	6,046
Trust preferred capital notes	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	5,057	4,906	2,232	2,151	2,614
Total liabilities	$ 470,097	$ 458,601	$ 461,788	$ 468,667	$ 479,628

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Balance Sheet (continued)
Preferred stock	$ 14,595	$ 14,595	$ 14,595	$ 14,595	$ 14,595
Common stock	6,137	6,131	6,130	6,128	6,127
Surplus	6,881	6,835	6,828	6,821	6,813
Retained earnings	33,649	33,557	30,312	29,516	28,286
Accumulated other comprehensive loss, net	(950)	(1,554)	(243)	(404)	(854)
Total shareholders’ equity	$ 60,312	$ 59,564	$ 57,622	$ 56,656	$ 54,967
Total liabilities and shareholders’ equity	$ 530,409	$ 518,165	$ 519,410	$ 525,323	$ 534,595

Loan Data
Mortgage loans on real estate:
Construction and land development	$ 33,344	$ 29,475	$ 29,862	$ 32,795	$ 33,876
Secured by farm land	1,066	1,129	1,193	1,234	1,257
Secured by 1-4 family residential	172,874	163,727	155,298	151,043	147,541
Other real estate loans	157,829	150,673	153,576	145,249	141,462
Loans to farmers (except those secured by real estate)	2,761	2,975	2,905	3,067	3,060
Commercial and industrial loans (except those secured by real estate)	18,660	18,191	20,038	21,730	20,321
Consumer installment loans	4,713	4,785	4,881	4,859	4,816
Deposit overdrafts	194	285	248	229	213
All other loans	7,076	7,170	6,689	7,284	6,987
Total loans	$ 398,517	$ 378,410	$ 374,690	$ 367,490	$ 359,533
Allowance for loan losses	(6,771)	(6,718)	(9,716)	(10,006)	(10,283)
Loans, net	$ 391,746	$ 371,692	$ 364,974	$ 357,484	$ 349,250

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 4,540	$ 4,623	$ 4,536	$ 4,403	$ 4,215
Interest income – investments and other	448	591	645	692	694
Interest expense – deposits	300	327	343	372	400
Interest expense – other borrowings	1	26	30	30	29
Interest expense – trust preferred capital notes	54	55	55	54	54
Interest expense – other	1	1	2	-	-
Total net interest income	$ 4,632	$ 4,805	$ 4,751	$ 4,639	$ 4,426
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 26	$ 24	$ 27	$ 28	$ 29
Tax benefit realized on non-taxable interest income – municipal securities	33	42	44	49	49
Total tax benefit realized on non-taxable interest income	$ 59	$ 66	$ 71	$ 77	$ 78
Total tax-equivalent net interest income	$ 4,691	$ 4,871	$ 4,822	$ 4,716	$ 4,504

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense and net loss on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities.  Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the table above for the quarterly tax-equivalent net interest income and a reconciliation of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.